Exhibit 4.1

CITIZENS COMMUNICATIONS COMPANY

$400,000,000

7.875% SENIOR NOTES DUE 2027

______________________________

INDENTURE

Dated as of December 22, 2006

______________________________

THE BANK OF NEW YORK,
as Trustee

This INDENTURE dated as of December 22, 2006 is by and between Citizens Communications Company, a Delaware corporation, and The Bank of New York, as trustee (the “Trustee”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 7.875% Senior Notes due 2027 (the “Notes”) issued under this Indenture:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.	Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“144A Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or Indebtedness of a Subsidiary of the Company assumed in connection with an Asset Acquisition by such Subsidiary; provided such Indebtedness was not Incurred in connection with or in contemplation of such Person becoming a Subsidiary or such Asset Acquisition.

“Additional Notes” means any Notes (other than Initial Notes, Exchange Notes and Notes issued under Sections 2.06, 2.07, 2.10 and 9.05 hereof) issued under this Indenture in accordance with Sections 2.02 and 2.15, as part of the same series as the Initial Notes or as an additional series.

“Adjusted Treasury Rate” means, with respect to any redemption date:

(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

“Asset Acquisition” means (1) an investment by the Company or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Company or any of its Subsidiaries; or (2) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person other than the Company or any of its Subsidiaries that constitute substantially all of a division, operating unit or line of business of such Person.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” as such term is used in Section 13(d)(3) of the Exchange Act, such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means either the Board of Directors of the Company or any committee of such Board duly authorized to act on its behalf.

“Board Resolution” means one or more resolutions, certified by the secretary or an assistant secretary of the Company to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the trustee.

“Business Day” means a day that (a) in the Place of Payment (or in any of the Places of Payment, if more than one) in which amounts are payable and (b) in the city in which the Corporate Trust Office is located, is not a Saturday or Sunday or a day on which banking institutions are authorized or required by law or regulation to close.

“Capital Lease Obligations” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles. The amount of Indebtedness will be the capitalized amount of the obligations determined in accordance with generally accepted accounting principles consistently applied.

“Capital Stock” means, with respect to any entity, any and all shares, interests, participations or other equivalents (however designated) of or in such entity’s Common Stock or other equity interests, and options, rights or warrants to purchase such Common Stock or other equity interests, whether now outstanding or issued after the Issue Date.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Change of Control” means the occurrence of any of the following:

(1) the adoption of a plan relating to the liquidation or dissolution of the Company;

(2) any “person,” as such term is used in Section 13(d)(3) of the Exchange Act, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Company; provided that a transaction in which the Company becomes a Subsidiary of another Person shall not constitute a Change of Control if (a) the stockholders of the Company immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Stock of such other Person of whom the Company is then a Subsidiary and (b) immediately following such transaction no person (as defined above) other than such other Person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of the Company; or

(3) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Commodity Agreement” means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Common Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Company” means Citizens Communications Company, and any successor thereto.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations the average of all such quotations.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Corporate Trust Office” means the office of the Trustee at which the Trust created by this Indenture shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 4 New York Plaza, 15th Floor, New York, New York 10004.

“Credit Facilities” means one or more debt facilities or commercial paper facilities, in each case with banks or other lenders, including the Rural Telephone Finance Cooperative, providing for revolving credit loans, term loans, receivables financings, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables, letters of credit or other borrowings, including capital markets debt, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) as Custodian with respect to the Notes, and any and all successors thereto appointed as Custodian by DTC and having become such pursuant to the Applicable Provisions of this Indenture.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Designated Subsidiary” means any Subsidiary of the Company (a) the Capital Stock of which the Company intends to distribute to its shareholders or (b) the assets or Capital Stock of which the Company intends to sell or otherwise dispose of to any Person other than the Company or any of its Subsidiaries, in each case, as evidenced by a Board Resolution.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means Notes issued in exchange for the Initial Notes or any Additional Notes pursuant to a Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in a Registration Rights Agreement relating to an exchange of Notes registered under the Securities Act for Notes not so registered.

“Exchange Offer Registration Statement” has the meaning set forth in a Registration Rights Agreement.

“Fair Market Value” means the price that would be paid in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination, unless otherwise specified, shall be conclusive if evidenced by a Board Resolution.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder, Holder of Notes, Noteholder” or other similar terms mean the Person in whose name a Note is registered in the Security Register kept by the Registrar for that purpose in accordance with the terms hereof.

“IAI Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors, if any, to the extent required by the Applicable Procedures.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Subsidiary will be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary and (2) neither the accrual of interest nor the accretion or amortization of original issue discount nor the payment of interest or dividend in the form of additional Indebtedness shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5) all Capitalized Lease Obligations of such Person;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8) to the extent not otherwise included in this definition, obligations under Interest Rate Agreements, Commodity Agreements and Currency Agreements, except for Interest Rate Agreements, Commodity Agreements and Currency Agreements entered into for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk; and

(9) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided:

(A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;

(B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(C) that Indebtedness shall not include:

(I) any liability for federal, state, local or other taxes;

(II) workers’ compensation claims, self-insurance obligations, performance, surety, appeal and similar bonds and completion guarantees provided in the ordinary course of business;

(III) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two business days of its Incurrence; or

(IV) any Indebtedness defeased or called for redemption.

“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means $400,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Dates” shall have the meaning set forth in paragraph 1 of the face of each Note.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Issue Date” means the date on which the Notes are originally issued under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.

“Letter of Transmittal” means the letter of transmittal, or its electronic equivalent in accordance with the Applicable Procedures, to be prepared by the Company and sent to all Holders of the Initial Notes or any Additional Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means, with respect to any property or assets, including Capital Stock, any mortgage or deed of trust, pledge, lien, hypothecation, assignment, deposit arrangement, security interest, charge, easement or zoning restriction that materially impairs usefulness or marketability, encumbrance, security agreement, Capital Lease Obligation, conditional sale, any other agreement that has the same economic effect as any of the above, or any sale and leaseback transaction.

“Moody’s” means Moody’s Investor Services, Inc. or any successor rating agency.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President or any Senior Vice President of the Company.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chairman of the Board of Directors, the President, or any Vice President and by the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of such Person in accordance with the applicable provisions of this Indenture.

“Opinion of Counsel” means a written opinion, in form and substance reasonably satisfactory to the Trustee, from legal counsel who is acceptable to the Trustee and which meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

“Permitted Amount” means, at any time, the sum of (a) 10% of the value of the consolidated total assets of the Company and (b) 20% of the sum of the total consolidated current assets and net property, plant and equipment of the Company, in each case, as shown on, or computed from, the most recent quarterly or annual consolidated balance sheet filed by the Company with the Commission or provided to the trustee.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Place of Payment” means the place or places where the principal of and interest, if any, on the Notes are payable as determined in accordance with the Indenture.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebedness as the lost, destroyed or stolen Note.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Ratings Agencies” means Moody’s and S&P.

“Ratings Decline” means the occurrence of the following on, or within 90 days after, the date of the public notice of the occurrence of a Change of Control or of the intention by the Company or any third-party to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Ratings Agencies): (1) in the event that the Notes have an Investment Grade Rating by both Ratings Agencies, the Notes cease to have an Investment Grade Rating by one or both of the Ratings Agencies, or (2) in any other event, the rating of the Notes by either of the Ratings Agencies decreases by one or more gradations (including gradations within ratings categories as well as between rating categories) or is withdrawn.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Registered Note” means any Note registered on the Security Register of the Company.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date, among the Company and the initial purchasers named therein, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes, or exchange such Additional Notes for registered Notes, under the Securities Act.

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend.

“Restricted Global Notes” means 144A Global Notes and Regulation S Global Notes.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc., or any successor rating agency.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means the registration statement relating to the registration of the Notes under Rule 415 of the Securities Act, as may be set forth in a Registration Rights Agreement.

“Special Interest” has the meaning set forth in a Registration Rights Agreement relating to amounts to be paid in the event the Company fails to satisfy certain conditions set forth therein. For all purposes of this Indenture, the term “interest” shall include Special Interest, if any, with respect to the Notes.

“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary,” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unregistered Note” means any Note other than a Registered Note.

“Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“U.S. Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is normally entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)  the then outstanding principal amount of such Indebtedness.

Section 1.02.	Other Definitions.

Term	Defined in Section
“Authentication Order”	2.02
“Change of Control Offer”	4.10
“Change of Control Payment”	4.10
“Change of Control Payment Date”	4.10
“Covenant Defeasance”	8.03
“DTC”	2.03(b)
“Event of Default”	6.01
“Investment Grade Rating”	4.11
“Legal Defeasance”	8.02
“losses”	7.07
“Paying Agent”	2.03(a)
“Registrar”	2.03(a)
“Security Register”	2.03(a)
“successor”	5.01
“Temporary Note”	2.10

Section 1.03.	Incorporation by Reference of TIA.

(a)    Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

(b)    The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

(c)    All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA, by another statute or Commission rule, as applicable.

Section 1.04.	Rules of Construction.

(a)    Unless the context otherwise requires:

(i)   a term has the meaning assigned to it;

(ii)  an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv)  words in the singular include the plural, and in the plural include the singular;

(v)   all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(vi)  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(vii) “including” means “including without limitation;”

(viii) provisions apply to successive events and transactions; and

(ix)  references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

ARTICLE 2.

THE NOTES

Section 2.01.	Form and Dating.

(a)    General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A (but which do not affect the rights, duties or immunities of the Trustee). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)    Form of Notes. Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)    Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Notes deposited with the Trustee, as Custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

(e)    Certificated Securities. If at any time the Depositary for any Notes represented by one or more Global Notes notifies the Company that it is unwilling or unable to continue as Depositary for such Notes or if at any time the Depositary for such Notes shall no longer be eligible, the Company shall appoint a successor Depositary with respect to such Notes. If a successor Depositary for such Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election that such Notes be represented by one or more Global Notes shall no longer be effective and the Company shall execute, and the Trustee, upon receipt of an Authentication Order, will authenticate and deliver Notes of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such Notes in exchange for such Global Note or Notes.

The Company may at any time and in its sole discretion determine that the Notes issued in the form of one or more Global Notes shall no longer be represented by a Global Note or Notes. In such event, the Company shall execute, and the Trustee, upon receipt of an Authentication Order, shall authenticate and deliver, Notes in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such Notes, in exchange for such Global Note or Notes.

If specified by the Company with respect to Notes represented by a Global Note, the Depositary for such Global Note may surrender such Global Note in exchange in whole or in part for Notes in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee, upon receipt of an Authentication Order shall authenticate and deliver, without service charge,

(i)
to the Person specified by such Depositary, a new Note or Notes, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Note; and

(ii)
to such Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Notes authenticated and delivered pursuant to clause (i) above.

Upon the exchange of a Global Note for Notes in definitive registered form in authorized denominations, such Global Note shall be cancelled by the Trustee or an agent of the Trustee. Notes in definitive registered form issued in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the Trustee or an agent of the Trustee or the Company or an agent of the Company. The Trustee or such agent shall deliver at its Corporate Trust Office such Notes to or as directed by the Persons in whose names such Notes are so registered.

All Notes issued upon any registration of transfer or exchange of Notes shall be valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Section 2.02.	Execution and Authentication.

(a)    One Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

(b)    If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

(c)    A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)    The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for issuance.

(e)    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03.	Registrar and Paying Agent.

(a)    The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register (the “Security Register”) of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)    The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Custodian agreed to act as Custodian on behalf of DTC with respect to the Global Notes.

(c)    The Company initially appoints the Trustee to act as Registrar and Paying Agent, and the Trustee hereby agrees so to initially act.

Section 2.04.	Paying Agent To Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Sections 6.01(d) and (e) hereof relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA § 312(a).

Section 2.06.	Transfer and Exchange.

(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Upon the occurrence of any of the events set forth in Section 2.01(e) above, Definitive Notes shall be issued in denominations of $1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(b), (c) or (f) hereof.

(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

(i)       Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)             All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) if permitted under Section 2.06(a), a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii)            Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A holder of a beneficial interest in a Restricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, as the case may be, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)            Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

(v)             Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(c)    Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.

(i)              Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a “Non-U.S. Person” in an offshore transaction (as defined in Section 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Restricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in the instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Note issued in exchange for beneficial interests in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)             Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(ii), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note.

(iii)            Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Unrestricted Global Note, and the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Notes.

(i)              Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a “non-U.S. Person” in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of:  in the case of clause (A) above, the appropriate Restricted Global Note in the case of clause (B) above, a 144A Global Note; in the case of clause (C) above, a Regulation S Global Note; and in all other cases, a IAI Global Note.

(ii)             Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the Unrestricted Global Note.

(iii)            Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of one of the Unrestricted Global Notes.

(iv)            Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(v)            Issuance of Unrestricted Global Notes. If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is effected pursuant to clause (ii)(B), (ii)(D) or (iii) of this Section 2.06 at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)              Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)             Transfer or Exchange of Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by a Registration Rights Agreement;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.

(iii)            Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(f)    Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Restricted Global Notes (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2) accepted for exchange in such Exchange Offer and (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Persons designated by the holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount.

(g)    Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)              Private Placement Legend.

(A) Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)             Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the aggregate principal amount of such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such increase.

(i)    General Provisions Relating to Transfers and Exchanges.

(i)      No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.02, 4.10 and 9.05 hereof).

(ii)      All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

(iii)     Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.

(iv)     Prior to due presentment for the registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

(v)      All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(vi)     The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

Section 2.07.	Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate a replacement Note. If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Company, evidencing the same Indebtedness as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.	Outstanding Notes.

(a)    The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06 hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b)    If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

(c)    If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

(d)    If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or a maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.	Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate temporary Notes (each a “Temporary Note”). Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for Temporary Notes, as applicable. After preparation of Definitive Notes, the Temporary Note will be exchangeable for Definitive Notes upon surrender of the Temporary Notes.

Holders of Temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.11.	Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon sole direction of the Company, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) unless by written order, signed by an Officer of the Company, the Company directs them to be returned to it. Certification of the destruction of all cancelled Notes shall be delivered to the Company from time to time upon request. The Company may not issue new Notes to replace Notes that it has paid for that have been delivered to the Trustee for cancellation.

Section 2.12.	Payment of Interest; Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related Interest Payment Date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related Interest Payment Date and the amount of such interest to be paid.

Section 2.13.	CUSIP or ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or offers to purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an offer to purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or offer to purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.

Section 2.14.	Special Interest.

If Special Interest is payable by the Company pursuant to a Registration Rights Agreement and paragraph 3 of the Notes, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Special Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01 hereof. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Special Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Special Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Company has paid Special Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the details of such payment.

Section 2.15.	Issuance of Additional Notes.

The Company shall be entitled to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance, issue price and rights under a related Registration Rights Agreement, if any. The Initial Notes issued on the date hereof, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and offers to purchase.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(a)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b)    the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code, other than a de minimis original issue discount within the meaning of Section 1273 of the Code; and

(c)    whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

Section 2.16.	Record Date.

The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01.	Applicability of Article.

The provisions of this Article shall be applicable to the Notes which are redeemable before their maturity.

Section 3.02.	Notice of Redemption; Partial Redemptions.

Notice of redemption to the Holders of Notes to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Notes at their last addresses as they shall appear in the Security Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Notes designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. The notice of redemption to each such Holder shall specify (i) the principal amount of each Note held by such Holder to be redeemed, (ii) the date fixed for redemption, (iii) the redemption price, (iv) the place or places of payment, (v) the CUSIP number relating to the Notes, (vi) that payment will be made upon presentation and surrender of the Notes, (vii) whether interest, if any, accrued to the date fixed for redemption will be paid as specified in such notice and (viii) whether on and after said date interest, if any, thereon or on the portions thereof to be redeemed will cease to accrue. In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Notes to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

On or before the redemption date specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.05) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest, if any, to the date fixed for redemption. The Company will deliver to the Trustee at least 45 days prior to the date fixed for redemption (unless a shorter notice period shall be satisfactory to the Trustee) an Officers’ Certificate stating the aggregate principal amount of Notes to be redeemed. In case of a redemption at the election of the Company prior to the expiration of any restriction on such redemption, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officers’ Certificate stating that such restriction has been complied with.

If less than all of the Notes are to be redeemed, selection of the Notes for redemption shall be made by the Trustee as follows:

(a)	if the Notes are listed on any principal national securities exchange, in compliance with the requirements of such principal national securities exchange; or

(b)
if the Notes are not so listed, on a pro rata basis (subject to the procedures of DTC) or, to the extent a pro rata basis is not permitted, in such manner as the Trustee shall deem to be fair and appropriate.

However, no Note of $1,000 in principal amount or less shall be redeemed in part. A new Note in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note. Notice of the redemption shall be given only after such selection has been made. Notes may be redeemed in part in multiples equal to the minimum authorized denomination for Notes or any multiple thereof. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

Section 3.03.	Payment of Notes Called for Redemption.

If notice of redemption has been given as provided by this Article 3, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest, if any accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with interest, if any, accrued to said date) interest, if any, on the Notes or portions of Notes so called for redemption shall cease to accrue, and such Notes shall cease from and after the date fixed for redemption except as provided in Sections 7.01 and 8.04, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest, if any, to the date fixed for redemption. On presentation and surrender of such Notes at a place of payment specified in said notice, said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest, if any, accrued thereon to the date fixed for redemption; provided that payment of interest, if any, becoming due on or prior to the date fixed for redemption shall be payable to the Holders of Notes registered as such on the relevant record date subject to the terms and provisions of Sections 3.03 hereof.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the redemption price shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by such Note.

Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Note or Notes, and of like tenor, of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.

Section 3.04.	Exclusion of Certain Securities from Eligibility for Selection for Redemption.

Notes shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers’ Certificate delivered to the Trustee at least 45 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company, or (b) a Person specifically identified in such written statement as an Affiliate of the Company.

Section 3.05.	Optional Redemption.

(a)    The Notes may be redeemed at the Company’s election, in whole or in part, at any time at a redemption price equal to the greater of:

      (i)     100% of the principal amount of the Notes to be redeemed then outstanding; and

   (ii)     as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points;

plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

If the Company selects a redemption date that is on or after a record date and on or before the related interest payment date, the accrued and unpaid interest, if any, shall be paid to the person in whose name the Note is registered at the close of business on such record date.

Any notice to the Holders of Notes of a redemption pursuant to this Section 3.05(a) shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

(b)    Any prepayment pursuant to this Section 3.05 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.06.	Mandatory Redemption.

Except as set forth in Section 4.10 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to, or offer to purchase, the Notes.

ARTICLE 4.

COVENANTS

Section 4.01.	Payment of Principal and Interest.

The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest, if any, on each of the Notes at the place, at the respective times and in the manner provided in the Notes.

Section 4.02.	Offices for Notices and Payments, Etc.

So long as any of the Notes are outstanding, the Company will maintain in each Place of Payment, an office or agency where the Notes may be presented for payment, an office or agency where the Notes may be presented for registration of transfer and for exchange as provided in this Indenture, and an office or agency where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served. In case the Company shall at any time fail to maintain any such office or agency, or shall fail to give notice to the Trustee of any change in the location thereof, presentation may be made and notice and demand may be served in respect of the Notes or of this Indenture at the Corporate Trust Office. The Company hereby initially designates the Corporate Trust Office for each such purpose.

Section 4.03.	No Interest Extension.

In order to prevent any accumulation of claims for interest after maturity thereof, the Company will not directly or indirectly extend or consent to the extension of the time for the payment of any claim for interest on any of the Notes and will not directly or indirectly be a party to or approve any such arrangement by the purchase or funding of said claims or in any other manner; provided, however, that this Section 4.03 shall not apply in any case where an extension shall be made pursuant to a plan proposed by the Company to the Holders of all Notes.

Section 4.04.	Appointments To Fill Vacancies in Trustee’s Office.

The Company, whenever necessary to avoid or fill a vacancy in the office of the Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.05.	Provision as to Paying Agent.

(a)   If the Company shall appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.05,

(i)    that it will hold all sums held by it as such Paying Agent for the payment of the principal of or interest, if any, on the Notes (whether such sums have been paid to it by the Issuer or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes and the Trustee; and

(ii)  that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of, premium, if any, or interest, if any, on the Notes when the same shall be due and payable; and

(iii)   that it will, at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(b)   If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest, if any, on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, premium, if any, or interest, if any, so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor under the Notes) to make any payment of the principal, premium, if any, of or interest, if any, on the Notes when the same shall become due and payable.

(c)   Anything in this Section 4.05 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any Paying Agent hereunder, as required by this Section 4.05, such sums to be held by the Trustee upon the trusts herein contained.

(d)   Anything in this Section 4.05 to the contrary notwithstanding, any agreement of the Trustee or any Paying Agent to hold sums in trust as provided in this Section 4.05 is subject to Sections 8.03 and 8.04.

(e)   Whenever the Company shall have one or more Paying Agents, it will, on or before each due date of the principal of or interest, if any, on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal, premium, if any, or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

Section 4.06.	Reports by the Company.

The Company covenants:

(a)    to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b)    to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

(c)    to transmit by mail to the Holders of the Notes within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 4.07, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 4.06 as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission; and

(d)    to furnish to the Trustee, not less than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his knowledge of the Company’s compliance with all conditions and covenants under this Indenture. For purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

Section 4.07.	Reports by the Trustee.

(a)    The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the TIA with respect to any 12 month period, such report shall cover the 12 month period ending May 15 and shall be transmitted by the next succeeding July 15.

(a)    A copy of each such report shall, at the time of such transmission to Noteholders, be furnished to the Company and be filed by the Trustee with each stock exchange upon which the Notes are listed and also with the Commission. The Company agrees to promptly notify the Trustee when and as the Notes become admitted to trading on any national securities exchange.

Section 4.08.	Limitation on Subsidiary Indebtedness.

The Company shall not permit any of its Subsidiaries to Incur any Indebtedness, other than:

(a)    Indebtedness of any Subsidiary of the Company consisting of (i) Guarantees by such Subsidiary of Indebtedness of the Company under Credit Facilities or (ii) Liens granted by such Subsidiary to secure such Guarantee or such Indebtedness of the Company, in an aggregate principal amount (without duplication), when taken together with the aggregate principal amount of Indebtedness secured by Liens on the property or assets (which includes capital stock) of the Company and its Subsidiaries Incurred pursuant to the second sentence and clause (1) of the first paragraph of Section 4.09, not to exceed the Permitted Amount at the time of Incurrence of such Guarantee or Lien;

(b)    Indebtedness of any Designated Subsidiary or any Subsidiary of such Designated Subsidiary; provided that, with respect to this clause (b) only, no portion of such Indebtedness is recourse to the Company or any of its other Subsidiaries;

(c)    Acquired Indebtedness;

(d)    Indebtedness existing on the Issue Date of any Subsidiary of the Company;

(e)    Indebtedness of any Subsidiary of the Company issued in exchange for, or the net proceeds of which are used or will be used to extend, refinance, renew, replace, defease or refund, other Indebtedness that was permitted by the Indenture to be Incurred under clause (c) or (d) of this paragraph; or

(f)        Indebtedness in an aggregate principal amount, at anytime outstanding, not to exceed $250 million.

The maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.08 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

Section 4.09.	Limitations on Liens.

The Company shall not, and shall not permit any of its Subsidiaries to, allow any Lien on any of the Company’s or its Subsidiaries’ property or assets (which includes capital stock) securing Indebtedness, unless the Lien secures the notes equally and ratably with, or prior to, any other Indebtedness secured by such Lien, so long as such other Indebtedness is so secured, subject to certain exceptions described in this Section 4.09. This Section 4.09 shall not apply to secured debt that the Company or its Subsidiaries may issue, assume, guarantee or permit to exist up to 10% of the value of the consolidated total assets of the Company as shown on, or computed from, the most recent quarterly or annual balance sheet filed by the Company with the Commission or provided to the Trustee. In addition, this Section 4.09 shall not take into account or apply to:

(a)    Liens securing indebtedness and other obligations under any senior bank financing of the Company or any of its Subsidiaries, including guarantees of Indebtedness and other obligations under such senior bank financings, in an amount of up to 20% of the sum of the total consolidated current assets and net property, plant and equipment of the Company as shown on, or computed from, the most recent quarterly or annual balance sheet filed by the Company with the Commission or provided to the Trustee;

(b)    Liens existing on the Issue Date;

(c)    Liens on property that exist when the Company acquires the property that secure payment of the purchase price of the property;

(d)    Liens securing debt that any Subsidiary of the Company owes to the Company or to any other Subsidiary of the Company;

(e)    Liens on property, shares of stock or indebtedness of any entity that exists when (i) it becomes a Subsidiary of the Company, (ii) it is merged into or consolidated with the Company or any of its Subsidiaries, or (iii) the Company or any of its Subsidiaries acquires all or substantially all of the assets of the entity; provided that no such Lien extends to any other property of the Company or any of its Subsidiaries;

(f)        Liens on property to secure debt incurred for development or improvement of the property;

(g)    Liens securing (i) nondelinquent performance of bids or contracts (other than for borrowed money, obtaining of advances or credit or the securing of debt), (ii) contingent obligations on surety and appeal bonds and (iii) other similar nondelinquent obligations, in each case incurred in the ordinary course of business;

(h)    Liens securing purchase money Indebtedness or Capital Lease Obligations, provided that (a) any such Lien attaches to the property within 270 days after the acquisition thereof and (b) such Lien attaches solely to the property so acquired;

(i)         Liens arising solely by virtue of any statutory or common law provision relating to bankers’ Liens, rights of set-off or similar rights and remedies as to deposit account or other funds; provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against the Company’s access in excess of those set forth by regulations promulgated by the Federal Reserve Board and such deposit account is not intended by the Company to provide collateral to the depository institution;

(j)     pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation;

(k)    statutory and tax Liens for sums not yet due or delinquent or which are being contested or appealed in good faith by appropriate proceedings;

(l)     Liens arising solely by operation of law and in the ordinary course of business, such as mechanics’, materialmen’s, warehousemen’s and carriers’ Liens and Liens of landlords or of mortgages of landlords on fixtures and movable property located on premises leased in the ordinary course of business;

(m)   Liens on personal property (other than shares or debt of the Company’s Subsidiaries) securing loans maturing in not more than one year or on accounts receivables in connection with a receivables financing program;

(n)    Liens securing financings in amounts up to the value of assets, businesses and properties acquired after the Issue Date; or any Lien upon any property to secure all or part of the cost of construction thereof or to secure debt incurred prior to, at the time of, or within twelve months after completion of such construction or the commencement of full operations thereof (whichever is later), to provide funds for such purpose; or

(o)    extensions, renewals or replacement of any of the Liens described above, if limited to all or any part of the same property securing the original Lien.

Notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, Incur Liens securing Indebtedness or other obligations pursuant to the second sentence or clause (a) of the first paragraph of this Section 4.09, unless, after giving effect to the Incurrence of such Liens, the aggregate amount (without duplication) of (i) the Indebtedness and other obligations secured by Liens on the property or assets (which includes capital stock) of the Company and its Subsidiaries Incurred pursuant to the second sentence and clause (a) of the first paragraph of this Section 4.09, plus (ii) the Indebtedness of the Company’s Subsidiaries Incurred pursuant to clause (a) of the first paragraph of Section 4.08 shall not exceed the Permitted Amount at the time of the Incurrence of such Liens.

Section 4.10.	Repurchase at the Option of Holders Upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right to require the Company to repurchase all or any part, equal to $1,000 or an integral multiple thereof, of that Holder’s Notes pursuant to an offer (the “Change of Control Offer”) on the terms set forth in this Indenture at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes to the applicable date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, if the Company had not, prior to the Change of Control Triggering Event, sent a redemption notice for all the Notes in connection with an optional redemption permitted by Section 3.05 hereof, the Company shall mail a notice to each registered Holder briefly describing the transaction or transactions that constitute a Change of Control Triggering Event and offering to repurchase Notes on the date specified in such notice (the “Change of Control Payment Date”), pursuant to the procedures required by this Indenture and described in such notice.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this Section 4.10 by virtue of such conflict.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

           (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

           (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof properly tendered; and

           (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to each registered Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Note so accepted for payment shall cease to accrue interest on and after the Change of Control Payment Date.

This Section 4.10 shall be applicable, except as described in this Section 4.10, following a Change of Control Triggering Event notwithstanding Section 3.05 hereof.

Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.10 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

The Company may make a Change of Control Offer in advance of a Change of Control Triggering Event, and conditional upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making the Change of Control Offer.

Section 4.11.	Termination of Certain Covenants.

In the event that the Notes receive a rating equal to or greater than BBB- by S&P and Baa3 by Moody’s, or the equivalent thereof under any new ratings system if the ratings system of either such agency shall be modified after the date hereof (with a stable or better outlook in the case of a rating equal to BBB- by S&P and Baa3 by Moody’s) (each such rating, an “Investment Grade Rating”), and notwithstanding that the Notes may later cease to have an Investment Grade Rating from either S&P or Moody’s or both, the Company and its Subsidiaries shall not be subject to Section 4.08.

ARTICLE 5.

SUCCESSORS

Section 5.01.	Limitation on Mergers, Consolidations and Sales of Assets.

The Company may not consolidate or merge with or into, or sell, lease or convey all or substantially all of its assets in any one transaction or series of transactions to any other corporation, unless:

(a)
the resulting, surviving or transferee corporation (the “successor”) is either the Company or is a corporation organized under the laws of the United States, any state or the District of Columbia and expressly assumes by supplemental indenture all of the Company’s obligations under this Indenture and the Notes; and

(b)	immediately after giving effect to the transaction no Event of Default or event which with notice or lapse of time would be an Event of Default has occurred and is continuing.

Section 5.02.	Successor Corporation To Be Substituted.

In case of any such consolidation or merger or any sale, conveyance or lease of all or substantially all of the property of the Company and upon the assumption by the successor Person, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest, if any, on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company (including any intervening successor to the Company which shall have become the obligor hereunder) shall be relieved of any further obligation under this Indenture and the Notes; provided, however, that in the case of a sale, lease, exchange or other disposition of the property and assets of the Company (including any such intervening successor), the Company (including any such intervening successor) shall continue to be liable for its obligations under this Indenture and the Notes to the extent, but only to the extent, of liability to pay the principal of, premium, if any, and interest, if any, on the Notes at the time, places and rate prescribed in this Indenture and the Notes. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

In case of any such consolidation or merger or any sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company, such changes in phraseology and form (but not in substance) may be made in the Notes, thereafter to be issued, as may be appropriate.

Section 5.03.	Opinion of Counsel To Be Given Trustee.

The Trustee, subject to Sections 7.01 and 7.02, shall receive an Officers’ Certificate and Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease, exchange or other disposition and any such assumption complies with the provisions of this Article 5.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01.	Event of Default Defined; Acceleration of Maturity; Waiver of Default.

“Event of Default” with respect to Notes, wherever used herein, means any one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default), whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)	default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 60 days; or

(b)
default in the payment of all or any part of the principal or premium (if any) on any of the Notes as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

(c)
failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or contained in this Indenture for a period of 90 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; or

(d)
without the consent of the Company a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(e)
the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors.

If an Event of Default described in clause (a) or (b) occurs and is continuing, then, and in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding hereunder by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal of all Notes, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.

If an Event of Default described in clause (c) above occurs and is continuing for a period of 60 days after the notice of the Event of Default, then, and in each and every such case, unless the Principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all of the Securities then outstanding hereunder (treated as one class) by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal of all of the Notes then outstanding, and the interest accrued thereon, if any, to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable. If an Event of Default described in clause (d) or (e) above occurs and is continuing, then the principal amount of all the Securities then outstanding, and the interest accrued thereon, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The foregoing provisions are subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided:

(a)	the Company shall pay or shall deposit with the Trustee a sum sufficient to pay:

(i)	all matured installments of interest upon all the Notes; and

(ii)	the principal of any and all Notes which shall have become due otherwise than by acceleration; and

(iii)
interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Notes to the date of such payment or deposit; and

(iv)	all amounts payable to the Trustee pursuant to Section 7.07; and

(b)
all Events of Default under the Indenture, other than the non-payment of the principal of Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the Holders of a majority, or any applicable supermajority, in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Section 6.02.	Collection of Indebtedness by Trustee; Trustee May Prove Debt.

The Company covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Notes when such interest shall have become due and payable, and such default shall have continued for a period of 60 days, or (b) in case default shall be made in the payment of all or any part of the principal of any of the Notes when the same shall have become due and payable, whether upon maturity of the Notes or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of the Notes the whole amount that then shall have become due and payable on all Notes for principal and interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Notes); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and such other amount due the Trustee under Section 7.07 in respect of Notes.

Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Notes to the registered Holders, whether or not the Notes be overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Notes and collect in the manner provided by law out of the property of the Company or other obligor upon the Notes, wherever situated, all the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Company or any other obligor upon the Notes then outstanding under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other similar judicial proceedings relative to the Company or other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a)
to file and prove a claim or claims for the whole amount of principal and interest, if any, owing and unpaid in respect of the Notes, and, in the case of any judicial proceedings, to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts payable to the Trustee under Section 7.07) and of the Noteholders allowed in any judicial proceedings relative to the Company or other obligor upon the Notes, or to the creditors or property of the Company or such other obligor; and

(b)	unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Notes in any election of a receiver, assignee, trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings, custodian or other prson performing similar functions in respect of any such proceedings; and

(c)	to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official performing similar functions in respect of any such proceedings is hereby authorized by each of the Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to te Trustee its costs and expenses of collection and all other amounts due to it pursuant to Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding, except as aforesaid in clause (b).

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be awarded to the Trustee for ratable distribution to the Holders of the Notes in respect of which such action was taken, after payment of all sums due to the Trustee under Section 7.07 in respect of such Notes.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes in respect to which such action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.

Section 6.03.	Application of Proceeds.

Any moneys collected by the Trustee pursuant to this Article 6 in respect of the Notes shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Notes in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Notes of such series in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses applicable to the Notes in respect of which monies have been collected, including all amounts due to the Trustee and each predecessor Trustee pursuant to Section 7.07 in respect to the Notes;

SECOND: In case the principal of the Notes in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Notes in default in the order of the maturity of the installments on such interest, with interest (to the extent that such interest has been collected by the Trustee and is permitted by applicable law) upon the overdue installments of interest at the same rate as the rate of interest specified in the Notes, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Notes in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Notes for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee and is permitted by applicable law) upon the overdue installations of interest at the same rate as the rate of interest specified in the Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

Section 6.04.	Suits for Enforcements.

In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.05.	Restoration of Rights on Abandonment of Proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Noteholders shall continue as though no such proceedings had been taken.

Section 6.06.	Limitation on Suits by Noteholders.

No Holder of any Note shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture or such Security, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder or thereunder, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to Notes and of the continuance thereof, as hereinbefore provided, and (b) the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and (c) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding, and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.09. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 6.07.	Right of Noteholders To Institute Certain Suits.

Notwithstanding any other provision in this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of and interest on such Note on or after the respective due dates expressed in such Note or the applicable redemption dates provided for in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.	Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.

Except as provided in Section 6.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder of Notes to exercise any right or remedy accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture, any Note or law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or, subject to Section 6.06, by the Holders of Notes.

Section 6.09.	Control by Holders of Notes.

The Holders of a majority in aggregate principal amount of the Notes affected at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture; and provided further, that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction if (a) the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken; or (b) if the Trustee by its board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee shall determine in good faith that the action or proceedings so directed would involve the Trustee in personal liability; or (c) if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Notes not joining in the giving of said direction, it being understood that (subject to Section 7.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee that is not inconsistent with such direction or directions by Noteholders.

Section 6.10.	Waiver of Past Defaults.

Prior to the declaration of acceleration of the maturity of the Notes as provided in Section 6.01, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all the Notes waive any past default or Event of Default described in Section 6.01 and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note affected. In the case of any such waiver, the Company, the Trustee and the Holders of all the Notes shall be restored to their former positions and rights hereunder, respectively, and such default shall cease to exist and be deemed to have been cured and not to have occurred for purposes of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.11.	Right of Court To Require Filing of Undertaking To Pay Costs.

All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.11 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder or group of Noteholders holding in the aggregate more than 10% in aggregate principal amount of the Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the due date expressed in such Note or any date fixed for redemption.

ARTICLE 7.

TRUSTEE

Section 7.01.	Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)    Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture, and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.09 hereof.

(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.	Rights of Trustee.

Subject to TIA Section 315:

(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any such document.

(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take, in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(d)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(e)    The Trustee shall not be bound to make investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

(f)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

(g)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(h)    The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.

(i)    The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 7.03.	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Sections 7.10 and 7.11 hereof.

Section 7.04.	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06.	Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA §313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA §313(c).

A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA §313(d).  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

Section 7.07.	Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorney’s fees (for purposes of this Article, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this Section 7.07, if and only to the extent the Company has not been prejudiced thereby. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes through the expiration of the applicable statute of limitations.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(d) or (e), the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.	Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time upon 30 days’ prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a)    the Trustee fails to comply with Section 7.10 hereof;

(b)    the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)    a Custodian or public officer takes charge of the Trustee or its property; or

(d)    the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders.  Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Company, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustee of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

Section 7.09.	Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.10.	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).

Section 7.11.	Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.	Option To Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02.	Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be outstanding only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all of its obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments delivered to it by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below; (b) the Company’s obligations with respect to the Notes concerning mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and (d) the Legal Defeasance provisions of this Indenture. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.	Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Articles 4 and 5 with respect to the Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant, or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) and 6.01(e) hereof shall not constitute Events of Default or defaults hereunder.

Section 8.04.	Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)    the Company must irrevocably deposit, or cause to be deposited, with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay, without reinvestment, the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b)    in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)    in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance, and such Holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(e)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or by which the Company is bound;

(f)    the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(g)    the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States reasonably acceptable to the Trustee, each stating that the conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as applicable, in the case of the Officers’ Certificate, in clauses (a) through (f) and, in the case of the Opinion of Counsel, in clauses (b) and (c) of this paragraph, have been complied with.

Section 8.05.	Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, and solely for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Securities held by it as provided in Section 8.04 hereof that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.	Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company at its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.	Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or non-callable U.S. Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.08.	Survival.

The Trustee’s rights under this Article 8 shall survive termination of this Indenture.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.	Supplemental Indentures Without Consent of Noteholders.

The Company, when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Officers’ Certificate), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof) for one or more of the following purposes:

(a)    to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets;

(b)    to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 5;

(c)    to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company and the Trustee shall consider to be for the protection of the Holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default;

(d)    to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as the Company may deem necessary or desirable; provided, however, that no such provisions shall materially adversely affect the interests of the Holders of the Notes;

(e)    to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the TIA, excluding, however, the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which this instrument was executed or any corresponding provision provided for in any similar federal statute hereafter enacted;

(f)    to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Notes then outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02.	Supplemental Indentures with Consent of Noteholders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding affected by such supplemental indenture, the Company, when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Officers’ Certificate), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, that no such supplemental indenture shall (a) extend the stated final maturity of the principal of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest, if any, thereon, or reduce or alter the method of computation of any amount payable on redemption, repayment or purchase by the Company thereof (or the time at which any such redemption, repayment or purchase may be made), or make the principal thereof, or interest, if any, thereon payable in any coin or currency other than that provided in the Notes or in accordance with the terms of the Notes, or impair or affect the right of any Noteholder to institute suit for the payment thereof or, if the Notes provide therefor, any right of repayment or purchase at the option of the Noteholder, in each case without the consent of the Holder of each Note so affected, or (b) reduce the aforesaid percentage of Notes, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Note so affected. No consent of any Holder of any Note shall be necessary under this Section 9.02 to permit the Trustee and the Company to execute supplemental indentures pursuant to Sections 9.01 and 9.02.

Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Officers’ Certificate) certified by the secretary or an assistant secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of the Notes as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may at its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.02, the Company (or the Trustee at the request and expense of the Company) shall give notice thereof to the Holders of then outstanding Notes affected thereby, as provided in Section 11.02. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03.	Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Notes affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04.	Documents To Be Given to Trustee.

The Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 9 complies with the applicable provisions of this Indenture and that all conditions precedent to the execution and delivery of such supplemental indenture have been satisfied.

Section 9.05.	Notation on Securities in Respect of Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken by Noteholders. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Notes then outstanding.

Section 9.06.	Conformity with the TIA.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect if this Indenture shall then be qualified under the TIA.

ARTICLE 10.

SATISFACTION AND DISCHARGE

Section 10.01.	Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when:

(a)    either:

       (i)       all Notes that have been previously authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid, and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

        (ii)(A)   all Notes that have not been previously delivered to the Trustee for cancellation, have become due and payable by their terms, will become due and payable at their Stated Maturity within one year, have been called for redemption, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not previously delivered to the Trustee for cancellation or redemption for principal, premium, if any, and interest on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be; (B) the Company has paid all other sums payable by the Company with respect to the Notes under this Indenture; and (C) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at Stated Maturity or on the redemption date, as the case may be.

In the case of either clause (i) or (ii):

(b)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound; and

(c)    the Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 10.02.	Deposited Cash and U.S. Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 10.03, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 10.02, the “Trustee”) pursuant to Section 10.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such cash and securities need not be segregated from other funds except to the extent required by law.

Section 10.03.	Repayment to Company.

Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

ARTICLE 11.

MISCELLANEOUS

Section 11.01.	TIA Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

Section 11.02.	Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Company:

Citizens Communications Company
3 High Ridge Park
Stamford, Connecticut 06905
Attention: General Counsel
Telecopier No.: (203) 614-4651

With a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Attention: Timothy G. Massad
Telecopier No.: (212) 474-3700

If to the Trustee:

The Bank of New York
4 New York Plaza, 15th Floor
New York, New York 10004
Attention: Vice President
Telecopier No.: (212) 623-6797

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register.  Any notice or communication shall also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect therein shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03.	Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 11.04.	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

(a)    an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 11.05.	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) shall comply with the provisions of TIA §314(e) and shall include:

(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate, certificates of public officials or reports or opinions of experts.

Section 11.06.	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07.	No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

Section 11.08.	Governing Law.

THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

Section 11.09.	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.	Successors.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors.  All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11.	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.	Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13.	Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.14.	Qualification of this Indenture.

The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of any Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

[Signatures on following pages]

Dated as of December 22, 2006

COMPANY: CITIZENS COMMUNICATIONS COMPANY

By:	/s/ Donald R. Shassian
Name: Donald R. Shassian
Title: Chief Financial Officer

TRUSTEE: THE BANK OF NEW YORK

By:	/s/ James D. Heaney
Name: James D. Heaney
Title: Vice President

EXHIBIT A

FORM OF NOTE

[Insert the Global Note Legend, if applicable, pursuant to the terms of the Indenture.]

[Insert the Private Placement Legend, if applicable, pursuant to the terms of the Indenture.]

Citizens Communications Company

No.	7.875% SENIOR NOTE DUE 2027
ORIGINAL ISSUE DATE: December 22, 2006
$[ ],000,000	CUSIP: [ ]

Citizens Communications Company, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), for value received, hereby promises to pay Cede & Co., or its registered assigns, the principal sum of $ [ ],000,000 ([ ] hundred million dollars) on January 15, 2027, at the Corporate Trust Office of The Bank of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semi-annually in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”), commencing July 15, 2007, and at maturity (or on any redemption or repayment date) the amount of interest on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from December 22, 2006 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The interest payable on any Interest Payment Date, which is punctually paid or duly provided for on such Interest Payment Date, will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on January 1 or July 1 (in each case, whether or not a Business Day), as the case may be (each, a “Regular Record Date”), immediately preceding such Interest Payment Date. Interest payable on this Note, which is not punctually paid or duly provided for on any Interest Payment Date therefor, shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest may either (i) be paid to the Person in whose name this Note is registered at the close of business on a special record date to be established for such payment by the Trustee or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Company may determine. At the option of the Company, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) at the expense of the Company, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to The Bank of New York, as trustee, by such Person by the applicable record date of the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

CITIZENS COMMUNICATIONS COMPANY

By:
Name:
Title:

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By:
Authorized Signatory

Dated December 22, 2006

[REVERSE OF NOTE]

NOTE DUE

1.    INDENTURE.  (a) This Note is one of a duly authorized issue of senior debt securities of the Company (hereinafter called the “Notes”) of a series designated as the 7.875% Senior Notes Due 2027 of the Company, in an aggregate principal amount of $400,000,000, all issued or to be issued under and pursuant to the Indenture, dated as of December 22, 2006 (the “Indenture”), between the Company and The Bank of New York (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Company has appointed The Bank of New York at its principal corporate trust office in The City of New York as the paying agent (the “Paying Agent”, which term includes any additional or successor Paying Agent appointed by the Company) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

(b) All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2.    AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes at the time outstanding to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

3.    OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest (and Special Interest, if any, as provided in Section 8 of the Registration Rights Agreement) on this Note in the manner, at the respective times, at the rate, at the place and in the coin or currency herein prescribed.

4.    OPTIONAL REDEMPTION. This Note is redeemable at the Company’s election, in whole or in part, at any time at a redemption price equal to the greater of:

(1)	100% of the principal amount of the Notes to be redeemed then outstanding; and

(2)	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points;

plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

If the Company selects a redemption date that is on or after a Regular Record Date and on or before the related interest payment date, the accrued and unpaid interest, if any, shall be paid to the person in whose name the Note is registered at the close of business on such record date.

The Company will mail a notice of redemption at least 30 days, but not more than 60 days, before the redemption date to each Holder of the Notes to be redeemed.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

For purposes of the foregoing, the following terms shall have the following meanings:

   “Adjusted Treasury Rate” means, with respect to any redemption date:

(1)	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (as defined below) (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(2)	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

5.    REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

6.    CERTAIN COVENANTS. The Indenture restricts the ability of the Company and its Subsidiaries to incur indebtedness at the Company’s Subsidiaries, create certain liens and merge or consolidate with other companies. These covenants are subject to the covenant defeasance procedures outlined in the Indenture.

7.    EFFECT OF EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

8.    DEFEASANCE. The Indenture contains provisions for defeasance and covenant defeasance at any time of the Indebtedness on this Note upon compliance by the Company with certain conditions set forth therein.

9.    DENOMINATIONS; EXCHANGES.  (a) The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and, subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denomination.

10.      HOLDER AS OWNER. Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any Agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Company or the Trustee or any Agent of the Company, the Trustee shall be affected by any notice to the contrary.

11.      NO LIABILITY OF CERTAIN PERSONS. No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company, or any successor corporation, under any constitution, statute or rule of law or by the enforcement of any assessment or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

12.      LOSS, THEFT OR DESTRUCTION. In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as maybe required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Company in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Company that such Note was destroyed or lost or stolen and, if required by the Company or the Trustee, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

13.      ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of December 22, 2006, between the Company and the parties named on the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes.

14.      GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law provisions thereof.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS,
INCLUDING ZIP CODE, OF ASSIGNEE

the within Note of Citizens Communications Company and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of Citizens Communications Company, with full power of substitution in the premises.

Dated:

Signature

NOTICE:
THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE SHOULD BE MEDALLION GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF THE NEW YORK STOCK EXCHANGE.

Tax Identification No.:
Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of authorized Signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Citizens Communications Company
3 High Ridge Park
Stamford, CT 06905
Attention:

The Bank of New York
4 New York Plaza
15th Floor
New York, NY 10004
Attention: Corporate Trust Department
Telecopier No.:

Re:        7.875% Senior Notes due 2027

Reference is hereby made to the Indenture, dated as of December 22, 2006 (the “Indenture”), between Citizens Communications Company, as issuer (the “Company”), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________ (the “Transferor”) owns and proposes to transfer the Notes or interest in such Notes specified in Annex A hereto, in the principal amount of $[           ] in such Notes or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)    ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)    ☐  such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c)    ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)    ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Note and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4.  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐  Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐  Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐  Check if Transfer is pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐	a beneficial interest in the:
(i)	☐	144A Global Note (CUSIP 17453BAQ4); or
(ii)	☐	Regulation S Global Note (CUSIP U1743AAD6); or
(iii)	☐	IAI Global Note (CUSIP _________); or
(b)	☐	a Restricted Definitive Note.

2.    After the Transfer, the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)	☐	a beneficial interest in the:
(i)	☐	144A Global Note (CUSIP 17453BAQ4); or
(ii)	☐	Regulation S Global Note (CUSIP U1743AAD6); or
(iii)	☐	IAI Global Note (CUSIP _________), or
(iv)	☐	Unrestricted Global Note (CUSIP _________); or
(b)	☐	a Restricted Definitive Note; or
(c)	☐	an Unrestricted Definitive Note,

                                    in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Citizens Communications Company
3 High Ridge Park
Stamford, CT 06905
Attention:

The Bank of New York
4 New York Plaza
15th Floor
New York, NY 10004
Attention:  Corporate Trust Department
Telecopier No.:

Re:          7.875% Senior Notes due 2027

Reference is hereby made to the Indenture, dated as of December 22, 2006 (the “Indenture”), between Citizens Communications Company, as issuer (the “Company”), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________ (the “Owner”) owns and proposes to exchange the Notes or interest in such Notes specified herein, in the principal amount of $[           ] in such Notes or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Citizens Communications Company
3 High Ridge Park
Stamford, CT 06905
Attention:

The Bank of New York
4 New York Plaza
15th Floor
New York, NY 10004
Attention:  Corporate Trust Department
Telecopier No.:

Re:        7.875% Senior Notes due 2027

Reference is hereby made to the Indenture, dated as of December 22, 2006 (the “Indenture”), between Citizens Communications Company, as issuer (the “Company”), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a)  ☐  a beneficial interest in a Global Note, or

(b)  ☐  a Definitive Note,

                   we confirm that:

1.     We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.     We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.     We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.     We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

D-1

5.     We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

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CROSS-REFERENCE TABLE

TIA Section Reference	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08, 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	10.03
(c)	10.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06, 7.07
(c)	7.06, 10.02
(d)	7.06
314(a)	4.03, 10.02
(b)	N.A.
(c)(1)	10.04
(c)(2)	10.04
(c)(3)	N.A.
(d)	N.A.
(e)	10.05
315(a)	7.01
(b)	7.05, 10.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.09
(a)(1)(B)	6.10
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.02
(a)(2)	6.02
(b)	2.04
318(a)	10.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.